Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 MEF of our report dated March 31, 2020, relating to the financial statements of Castor Maritime Inc. appearing in the Annual Report on Form 20-F of Castor Maritime Inc. for the year ended December 31, 2019 and incorporated by reference in Registration Statement on Form F-3  No. 333-232052. We also consent to the reference to us under the heading "Experts" in  Registration Statement on Form F-3 No. 333-232052.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
January 8, 2021